UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  June 2, 2004
                                                         --------------

                             Commerce Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)




       New Jersey                       0-12609                  22-2433468
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
   of incorporation)                                      Identification Number)


Commerce Atrium, 1701 Route 70 East, Cherry Hill, NJ              08034-5400
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code: 856-751-9000
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ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

The following information is included in this document as a result of the Company's desire to comply with its policy regarding public disclosure of corporate information. The Company may or may not continue to provide similar information in the future using this format.

Forward-looking Statements and Associated Risk Factors

The Company may from time to time make written or oral "forward-looking statements", including statements contained in the Company's filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company's control). The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan", and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company's financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB"); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors' products and services for the Company's products and services and vice versa; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company's non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

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1.       Q.       What do you expect net income to be for the second quarter?

         A. First Call consensus net income is approximately $66.0 million, up 46% over the second quarter of 2003. We expect to meet or exceed the First Call consensus projection for the second quarter.



2.       Q.       The First  Call  E.P.S.  consensus  projection  for the second quarter of 2004 is $.78 and the E.P.S. consensus projection for 2004 is $3.19. Do you expect to meet these consensus projections?

         A. Yes, we expect to meet or exceed the consensus projections for both the second quarter and for 2004.

3.       Q.       What will the net interest margin be for the second quarter of this year?

         A. In April and May we experienced a spike in bond prepayments caused by the 10-year Treasury falling to 3.67% in March. Consequently, the margin may decline to approximately 4.30% for the second quarter.

                  Based on the current level of rates, we expect the net interest margin to expand during the third and fourth quarters of this year.

                  We expect that volume will offset any net interest margin rate effects for the second quarter.



4.       Q.       How  does  the  shape  of  the   yield   curve   affect   your
                  profitability?

         A. The Company has demonstrated its ability over the years to maintain a stable, high net interest margin and consistent profitability in various yield curve scenarios.

                  The Company's profitability benefits from a normal to an up-shaped yield curve.

                  Over  the  past  six  years  the  Company   has   consistently
                  maintained a spread of approximately 400 basis points between the yield on investment securities and its cost of funds.



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5.       Q.       Amidst  concerns  for a  slowing  in  deposit  growth  for the industry, how is Commerce faring?

         A.       For the period May 31, 2003 to May 31,  2004,  deposits are up
                  41%.



6.       Q.       How  does  a  higher  level  of  interest  rates  affect  your profitability?

         A. Historically, we have proven that we make more money in a rising rate environment. Also, since we are core deposit funded rather than funded by various types of borrowings, our cost of funds would only rise approximately 30 basis points on the first 100 basis point increase in short-term rates.



7.       Q.       How  does  your   balance   sheet   react  to  a  rising  rate
                  environment?

         A. The market value of our core deposits increase and the market value of our fixed rate loans and investments decrease. Thus, there is a minimal effect on our market value of equity.



8.       Q.       What is the present  mark-to-market on your available for sale investment portfolio?

         A. At the close of business, May 28, 2004, with the 10-year Treasury Note yield at 4.65%, our available for sale investment portfolio had an after-tax unrealized loss of approximately $130 - $140 million.



9.       Q.       What is the effect of unrealized  losses in your available for sale investment portfolio on book capital and regulatory capital?

         A. Unrealized gains or losses have no effect on regulatory capital. We continue to meet the regulatory definition of "well-capitalized". Unrealized losses would temporarily reduce tangible equity, but not regulatory capital. Since we do not


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                  envision a scenario  where we would  realize such  losses,  we view this as a perception issue and not an economic issue.



10.      Q.       How much  capital did you  generate  during the past 12 months and how much do you expect to generate over the next 12 months?

         A. For the period of April 1, 2003 to March 31, 2004, we generated capital of $520 million.

                  For the period April 1, 2004 to March 31, 2005, we expect to generate approximately $585 - $600 million in capital from the following sources:

                  >> $225 - $240 million from retained earnings after payment of dividends.

                  >> $150 million from our Dividend Reinvestment and Optional Cash Purchase Plan and the exercise of stock options.

                  >> $200 million from the forced conversion of our $200 million Convertible Trust Preferred issue in March 2005, assuming certain conditions are met.



11.      Q.       What  is  the  status  of  your  convertible  trust  preferred securities issue?

         A. Because the terms have been met for the holders to convert, the shares are included in our share count for calculating diluted earnings per share.

                  Beginning March 11, 2005, we will be able to force conversion provided that our common stock trades at or above $63.30 for 20 consecutive days in a 30-day trading period.

12.      Q.       Once the convertible trust preferred is converted, what will be your capacity to issue straight trust preferred?

         A. We would have no trust preferred outstanding and we would be able to issue approximately $650 million of straight trust preferred which would qualify as regulatory capital.



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13.      Q.       Your operating  leverage has improved for each of the last two quarters. Do you expect positive operating leverage for the second quarter of this year?

         A. Yes. We expect expenses to grow slower than revenues during the second quarter of 2004 and for the balance of 2004.


14.      Q.       Why are you planning to seek shareholder  approval to increase your authorized shares from 150 million shares to 500 million shares?

         A. The Company has no present plans to issue additional shares. Among the possible uses for the new shares are stock splits, stock dividends, employee benefit plans, future financings and acquisitions.



15.      Q.       How many  branches  do you  have  open now and how many do you expect to have at year-end?

         A. We presently have 285 branches and we expect to have 320 by the end of this year. This would result in an increase of 50 new branches this year of which approximately 40 will be in Metropolitan New York and 10 in Metropolitan Philadelphia.



16.      Q.       What do you expect your asset quality to be at the end of the second quarter?

         A. We expect asset quality to be the same or better than the first quarter of 2004.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date: June 2, 2004                  COMMERCE BANCORP, INC.

                                     By:  /s/ DOUGLAS J. PAULS
                                          -------------------------
                                          Douglas J. Pauls
                                          Senior Vice President and Chief
                                          Financial Officer